UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 18, 2024, Blue Star Foods Corp. (the “Company”) received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) had determined to delist the Company’s securities from Nasdaq based upon the Company’s violation of Listing Rule 5550(a)(2), the “Minimum Bid Price Requirement”. As a result of the Panel’s decision, Nasdaq will suspend trading in the Company’s common stock effective with the open of business on Friday, December 20, 2024. Nasdaq will complete the delisting by filing a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities and Exchange Act of 1934, as amended, on Form 25 with the U.S. Securities and Exchange Commission once all applicable Nasdaq appeal and review periods have expired.

The Company anticipates that, concurrent with the suspension of trading of its common stock on Nasdaq, the Company’s shares will begin trading on the OTC Markets’ OTC Pink Current Information tier under the current symbol “BSFC”. The Company intends to apply to list its securities on the OTCQB as soon as practicable.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: December 19, 2024	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer